UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 24, 2010

BEACON POWER CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-31973 (Commission File Number)	04-3372365 (IRS Employer Identification No.)

65 Middlesex Road

Tyngsboro, Massachusetts 01879

(Address of Principal Executive Offices)  (Zip Code)

(978) 694-9121

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  On November 24, 2010 Stephen P. Adik informed Beacon Power Corporation (the “Company” or “Beacon”) of his decision to resign as a Director of Beacon, effective as of November 29, 2010, in order to avoid a potential conflict of interest with NorthWestern Energy, an investor-owned utility for which Mr. Adik also serves as a board member.  Federal Energy Regulatory Commission (“FERC”) regulations generally preclude an individual from serving as a director of a public utility while also holding a director position in a company that engages in material negotiations for the supply of electrical equipment to that utility.

Mr. Adik served as Chairman of the Audit Committee.  In light of his resignation, the Company’s Board of Directors has selected Daniel E. Kletter to assume the chairmanship of the Audit Committee.  The Board has determined that Mr. Kletter qualifies as an “audit committee financial expert,” as such term is defined in Item 407 of Regulation S-K.  Mr. Kletter has more than 28 years of operating management, merger and acquisitions and director experience, as well as strong financial management experience.  Mr. Kletter holds an MBA from Northwestern University and a B.S. in Mechanical Engineering from the University of Notre Dame.

Mr. Adik also served as a member of both the Compensation Committee and Finance Committee.  Mr. Adik will be replaced by Edward Weihman on the Compensation Committee and Virgil Rose on the Finance Committee.

The Company issued a press release on November 29, 2010 announcing the resignation of Mr. Adik, which is filed as Exhibit 99.1 to this Report and is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

99.1                           Press Release, dated November 29, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEACON POWER CORPORATION

Dated: November 29, 2010	By:	/s/ James M. Spiezio
James M. Spiezio
Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press Release, dated November 29, 2010.